Exhibit 10.1


                       THIRD AMENDMENT TO PROMISSORY NOTE


         As of the 10th day of November, 2006, each of Cubic Energy, Inc., a Texas corporation, and Tauren Exploration, Inc., a Texas corporation, agree to this third amendment of a promissory note.

         WHEREAS, on February 6, 2006, Cubic Energy, Inc. ("Cubic") made a promissory note in favor of Tauren Exploration, Inc. ("Tauren") in the amount of US$1,300,000.00 (the "NOTE");

         WHEREAS, the NOTE was amended on or about March 30, 2006; and on or about June 27, 2006;

         WHEREAS, Cubic and Tauren each agree to amend the NOTE as provided herein; and

         WHEREAS, other than as amended herein, the NOTE, as previously amended, shall remain in full force and effect.


         NOW THEREFORE, FOR ALL GOOD AND VALUABLE CONSIDERATION, including but not limited to all consideration recited herein, the sufficiency of which is hereby acknowledged, Cubic and Tauren agree as follows:

1. Pursuant to Section 1.1. of the Note, the maturity date of all principal and interest due under the Note is amended to now read "on or before October 5, 2007", in the stead of "on or before July 15, 2007".

2.          The first  clause of the first  sentence of the third  paragraph  in
Section 2.2.1. of the Note is now amended to read "At any time after October 5, 2007", in the stead of "At any time after July 15, 2007"

3. Other than as amended herein, the Note, and all of its provisions and covenants, and as previously amended, shall remain in full force and effect.

         EXECUTED AS OF THE DATE WRITTEN ABOVE.


Cubic Energy, Inc.                                      Tauren Exploration, Inc.



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By:                                                     By:
Its:                                                    Its: